UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

    GRAFTECH INTERNATIONAL LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Joel L. Hawthorne	12900 Snow Road — Parma, Ohio 44130
Chief Executive Officer & President

IMPORTANT SUPPLEMENTAL INFORMATION RELATING TO THE ENCLOSED DEFINITIVE PROXY STATEMENT

Dear Fellow Stockholders,

The annual meeting of stockholders (the “Annual Meeting”) of GrafTech International Ltd. (the “Company” or “GrafTech”) will be held at 10:00 a.m., eastern daylight time, on May 15, 2014, at our corporate headquarters located at 12900 Snow Road, Parma, Ohio, 44130. In connection with the Annual Meeting, the Company filed the enclosed definitive proxy statement (the “GrafTech Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) on the evening of April 14, 2014. The GrafTech Proxy Statement and the accompanying WHITE proxy are being sent to you to vote on the matters described in detail in the GrafTech Proxy Statement.

At the close of business on April 15, 2014, the Daniel and Nathan Milikowsky Group (as defined in the GrafTech Proxy Statement) filed its definitive proxy statement with the SEC. In its preliminary proxy statement filed in February 2014, the Daniel and Nathan Milikowsky Group stated its intention to take control of the Company’s Board of Directors at the Annual Meeting by nominating five director candidates. On April 15, 2014, the Daniel and Nathan Milikowsky Group changed its position and announced a plan to nominate only three candidates.

Nathan Milikowsky continues to include himself as a nominee, despite the Board’s evidence-based conclusion that his prior breaches and conduct demonstrate that he is not a qualified candidate. Nathan Milikowsky’s personal quest to reinstate himself to GrafTech’s Board in spite of his breaches and conduct is at the heart of the issue. We have made a number of good faith efforts to resolve this matter. GrafTech’s Board and management will not compromise on good corporate governance and ethics, plain and simple.

As noted in the GrafTech Proxy Statement, on multiple occasions, the GrafTech Board has offered to add David Jardini and Karen Finerman, current nominees of the Daniel and Nathan Milikowsky Group slate, to the GrafTech Board. As GrafTech also noted in the GrafTech Proxy Statement, if all seven of the Board nominees are elected, the Company intends to offer to add Board representation from the Daniel and Nathan Milikowsky Group slate after the 2014 Annual Meeting, choosing from among those candidates who meet GrafTech’s corporate governance criteria.

As a result of the recent change by the Daniel and Nathan Milikowsky Group, any statement in the GrafTech Proxy Statement about the Daniel and Nathan Milikowsky Group’s current intention to take control of the Board or the Company is no longer applicable. The Company has filed an amendment to the GrafTech Proxy Statement to modify such statements.

For the other reasons discussed in detail in the GrafTech Proxy Statement, the Board unanimously affirms its recommendation that you protect the value of your investment by voting the enclosed WHITE proxy card today FOR the Company’s seven highly qualified and experienced director nominees, including two new, highly qualified, independent nominees: Joel Hawthorne, Randy Carson, Mary Cranston, Thomas Danjczek, Ferrell McClean, Catherine Morris and Steven Shawley.

This supplement updates the GrafTech Proxy Statement and should be read in conjunction therewith. The information provided in the GrafTech Proxy Statement continues to apply, except as described above. To the extent that information in this supplement differs from, updates or conflicts with information contained in the GrafTech Proxy Statement, the information in this supplement supersedes such information.

Sincerely,

Joel L. Hawthorne
Chief Executive Officer and President